EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-166007 and 333-122400) and Form S-8 (File Nos. 333-157124, 333-146571, 333-132620, and 333-61325) of our report dated September 27, 2010, with respect to the consolidated financial statements of Media Sciences International, Inc. and Subsidiaries as of and for the year ended June 30, 2010, which appears in the June 30, 2010 Annual Report on Form 10-K.

                                                                                                                     /s/ EisnerAmper LLP

September 27, 2010
New York, New York